Exhibit 99.1

Phio Pharmaceuticals Reports 2020 Year End Financial Results and Provides Business Update

Marlborough, Mass., March 25, 2021 — Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today reported its financial results for the year ended December 31, 2020 and provided a business update.

“Over the past year, we established steady momentum across our development programs and expanded our pipeline, including our new collaboration with AgonOx, Inc. to develop T cell-based cancer immunotherapies using PH-762. This progress has resulted in a steady stream of preclinical data, which we plan to present for several programs throughout 2021. Also, we are on track to initiate two clinical studies for our lead asset, PH-762, later this year," said Dr. Gerrit Dispersyn, President and CEO of Phio. “In support of the planned initiation of two clinical programs for different applications of PH-762, and of the advancement of our broader development pipeline, we recently completed two equity financings for additional gross proceeds of $21.7 million. Our stronger financial footing is expected to fund our current programs for the next two years, including clinical studies on the safety and efficacy of PH-762 in adoptive cell therapy and with direct drug therapy.”

Quarter in Review and Recent Corporate Updates

•	Presented data at SITC 2020 showing that the antitumoral efficacy of our PH-762, PH-790 and PH-804 INTASYL compounds can be further improved by combining them in a single drug treatment.
•	Presented data resulting from our collaborations with AgonOx, Inc. and the Helmholtz Zentrum München, including poster presentations at SITC 2020.
•	Announced a collaboration for the clinical development of novel T cell-based cancer immunotherapies using PH-762 and AgonOx, Inc.'s "double positive" (DP) tumor-infiltrating lymphocyte (TIL) technology. Data developed in collaboration with AgonOx, Inc. showed PH-762 can improve the tumor cell killing activity of DP TILs two-fold.
•	Bolstered the balance sheet with two financings in Q1 2021 for gross proceeds of $21.7 million in additional capital.

o	Completed a $7.7 million registered direct offering of common stock priced at-the-market.
o	Completed a $14.0 million private placement of common stock and warrants priced at-the-market.

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Upcoming Pipeline Milestones for 2021

•	Scheduled to present new study data regarding direct drug therapy with PH-762 at the AACR Annual Meeting 2021.
•	Additional data publications on the Company’s pipeline programs, expected during Q2-Q3 2021.
•	Start of a first-in-human clinical study, on the use of PH-762 in adoptive cell therapy with TILs, namely, to enhance the therapeutic responses in cancer patients. The study, to be executed in collaboration with Agonox, Inc., is expected to be initiated in Q3 2021.
•	Start of a first-in-human clinical study on the use of PH-762 as directly administered drug in patients with advanced melanoma. The study is expected to be initiated in Q4 2021.

Financial Results

Cash Position

At December 31, 2020, the Company had cash of $14.2 million as compared with $6.9 million at December 31, 2019. Subsequent to the end of the fourth quarter of 2020, the Company raised an additional $21.7 million in gross proceeds through a registered direct offering and a private placement offering. The Company expects its current cash will be sufficient to fund currently planned operations to the second quarter of 2023.

Research and Development Expenses

Research and development expenses were approximately $4.4 million for the year ended December 31, 2020, compared to approximately $4.3 million for the year ended December 31, 2019. The increase is primarily due to an increase in the use of sponsored research organizations to support the development of the Company’s pipeline programs as compared to the prior year period.

General and Administrative Expenses

General and administrative expenses were approximately $4.4 million for the year ended December 31, 2020, compared to approximately $4.7 million for the year ended December 31, 2019. The decrease is primarily due to decreases in legal-related expenses and recruiting fees to support employee hiring activities as compared to the prior year period.

Net Loss

Net loss was $8.8 million, or $1.92 per share, for the year ended December 31, 2020, compared with $8.9 million, or $19.33 per share, for the year ended December 31, 2019. The decrease in net loss was primarily attributable to the decrease in general and administrative expenses, as described above. The change in net loss per share was primarily due to an increase in the number of shares outstanding as a result of our capital raise activities as compared to the prior year period.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through its proprietary INTASYL platform with utility in immune cells and the tumor micro-environment. Our goal is to develop powerful INTASYL therapeutic compounds that can weaponize immune effector cells to overcome tumor immune escape, thereby providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the impact to our business and operations by the recent coronavirus outbreak, results from our preclinical and clinical activities, the development of our product candidates, the ability to obtain future financing, the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors

arr@lifesciadvisors.com

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PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019
Revenues	$–	$21
Operating expenses:
Research and development	4,431	4,300
General and administrative	4,362	4,708
Total operating expenses	8,793	9,008
Operating loss	(8,793)	(8,987)
Total other (expense) income, net	(1)	79
Loss before income taxes	(8,794)	(8,908)
Provision for income taxes	–	–
Net loss	$(8,794)	$(8,908)
Net loss per common share:
Basic and diluted	$(1.92)	$(19.33)
Weighted average number of common shares outstanding:
Basic and diluted	4,587,346	460,809

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PHIO PHARMACEUTICALS CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	Years Ended December 31,
	2020	2019
ASSETS
Current assets:
Cash	$14,244	$6,934
Restricted cash	50	50
Prepaid expenses and other current assets	870	316
Total current assets	15,164	7,300
Right of use asset, net	400	511
Property and equipment, net	157	210
Other assets	18	18
Total assets	$15,739	$8,039
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$728	$809
Accrued expenses and other current liabilities	1,352	964
Lease liability	116	107
Total current liabilities	2,196	1,880
Lease liability, net of current portion	295	411
Long-term debt	231	–
Total liabilities	2,722	2,291
Total stockholders’ equity	13,017	5,748
Total liabilities and stockholders’ equity	$15,739	$8,039

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